                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
                                       of
                                   BOLLE INC.

            Pursuant to the Offer to Purchase Dated December 2, 1999
                                       by
                            SHADE ACQUISITION, INC.

                          a wholly owned subsidiary of
                     WORLDWIDE SPORTS AND RECREATION, INC.

   As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $0.01 per share (the "Shares"), of Bolle Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                                The Depositary:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                    By Mail:            By Overnight Courier:
        By Hand:



                          First Chicago Trust Company    First Chicago Trust
   First Chicago Trust            of New York                  Company
         Company          Attention: Corporate Actions       of New York
       of New York                 Suite 4660           Attention: Corporate
  Attention: Corporate           P.O. Box 2565                 Actions
         Actions           Jersey City, NJ 07303-2565        Suite 4660
 c/o Securities Transfer                              525 Washington Boulevard
 and Reporting Services                                 Jersey City, NJ 07310
          Inc.
  100 William Street--
        Galleria
   New York, NY 10038

                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                                 (201) 324-3402
                                       or
                                 (201) 324-3403

                        Confirm Receipt of Facsimile by
                                Telephone Only:

                                 (201) 222-4707

                             For Information Call:

                                 (800) 251-4215

                               ----------------

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 Ladies and Gentlemen:

    The undersigned hereby tenders to Shade Acquisition, Inc., a Delaware corporation ("Acquisition Sub") and a wholly owned subsidiary of Worldwide Sports and Recreation, Inc. a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 2, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments on supplements thereto collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

 Number of Shares: _________________

                                          Name(s) of Record Holder(s): ______
 Share Certificate Nos. (if               -----------------------------------
 available):                              -----------------------------------
 -----------------------------------            (Please Type or Print)

 -----------------------------------

 (Check box if Shares will be             Address(es): ______________________
 tendered by book-entry transfer)         -----------------------------------
                                                                     Zip Code


 [_] The Depository Trust Company         Daytime Telephone Number:

 Account                                  -----------------------------------
 Number: ___________________________      (Area Code)


 Dated:, ___________________________
                                          Signature(s): _____________________
                                                    -------------------------

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________________________________________________

 Address: __________________________________________________________________
 ___________________________________________________________________________
                                                                     Zip Code

 Area Code and Telephone Number: ___________________________________________

 Authorized Signature

 Name: _____________________________________________________________________
                             (Please Type or Print)

 Title: ____________________________________________________________________

 Dated:  , _______________________

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
       DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                       3